UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQUITY COMMONWEALTH
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

To the Shareholders of Equity Commonwealth:

On April 21, 2016, Equity Commonwealth (the “Company”) mailed a proxy statement (the “Proxy Statement”) to the Company’s shareholders describing the proposals to be voted upon at the 2016 annual meeting of shareholders to be held on Wednesday, June 15, 2016, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606 (the “Annual Meeting”).

At the Annual Meeting, shareholders are being asked to consider and vote upon, among other things, the election of 11 trustees to the Board of Trustees of the Company (the “Board”). One of the Company’s trustee nominees, Dr. Peter Linneman, currently is a member of the Company’s Audit Committee and also is a member of three additional audit committees of publicly-traded companies.

The Board and the Company’s Nominating and Corporate Governance Committee (the “Governance Committee”) recognize that it is important that each trustee have the requisite time to devote to the oversight of the Company’s business. The Board and the Governance Committee carefully considered Dr. Linneman’s service on three other public company audit committees in connection with Dr. Linneman’s appointment to serve as a member of the Audit Committee.  In particular, the Board and Governance Committee determined that Dr. Linneman’s real estate and financial experience and insight provide significant value to the Board and the Audit Committee and that he is consistently prepared, responsive and thoughtful in connection with carrying out his duties as a trustee and a member of the Audit Committee. As a result, the Board and Governance Committee determined that Dr. Linneman’s service on three other public company audit committees would not impair his ability to serve effectively on the Company’s Board and Audit Committee. The Board therefore is recommending that Dr. Linneman be reelected to serve as a trustee on the Company’s Board.

THE BOARD OF TRUSTEES AFFIRMS ITS PRIOR RECOMMENDATION THAT SHAREHOLDERS
VOTE “FOR” EACH OF THE TRUSTEE NOMINEES NAMED IN THE PROXY STATEMENT, INCLUDING DR. PETER LINNEMAN.

We encourage you to contact the firm assisting us in the solicitation of proxies, D.F. King & Co., Inc. (“D.F. King”), if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (866) 751-6317.

June 8, 2016
Chicago, Illinois 60606